EXHIBIT NO. 11

                           ENERGY RESEARCH CORPORATION
                   COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
                                                     Twelve Months
                                                    Ended October 31,
                                            1996         1995         1994
                                            ----         ----         ----
PRIMARY
-------

Shares outstanding, beginning of
  period                                  3,728,914    3,699,683    3,679,996

Weighted average number of shares
  issued, retired and issuable
    share equivalents                       334,147      272,598      259,929
                                          ---------    ---------    ---------
Weighted average number of common
  and common equivalent shares
    outstanding                           4,063,061    3,972,281    3,939,925
                                          =========    =========    =========

Net income                               $  509,000   $  442,000   $  220,000
                                          =========    =========    =========

Net income per common share              $      .13   $      .11   $      .06
                                          =========    =========    =========

FULLY DILUTED
-------------

Weighted average number of common
  and common equivalent shares
    outstanding as adjusted for
      full dilution                       4,063,061    4,252,281    4,159,925

Adjustment for interest, net of
  tax, on convertible long-term debt     $   25,000   $   80,000   $   80,000
                                          =========    =========    =========

Adjusted net income                      $  534,000   $  522,000   $  300,000
                                          =========    =========    =========

Net income per common share  <F1>        $      .13   $      .12   $      .07
                                          =========    =========    =========


<F1>  These calculations are submitted in accordance with SEC requirements, although they are not in accordance with APB Opinion No. 15 because they are anti-dilutive. </F1>